Exhibit 3.2

Delaware The First State Page 1 2710797 8100 SR# 20260327115 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202933656 Date: 01 - 28 - 26 I, CHARUNI PATIBANDA - SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FUN COSMETICS, INC.”, CHANGING ITS NAME FROM "FUN COSMETICS, INC." TO "GRAND CANAL ENTERTAINMENT, INC.", FILED IN THIS OFFICE ON THE TWENTY - NINTH DAY OF AUGUST, A.D. 2005, AT 11:13 O`CLOCK A.M.

To: DE SOS Page 2 of 4 2005-08-29 15:13:51 (GMT) Randy Drew From: Lenka Danoff

RADVISORS

2919 Grand Canal
Venice, CA 90291
(310) 402-7676
(310) 861-8942 fax

To:	**Filings**	**From:**	**Randy Drew**
At:	**DE Secretary of State**	**Date:**	**08/29/05**
Fax:	**(302)739-3812**	**Pages: (Including Coversheet)**	~~4~~ 3
Re:	**Fun Cosmetics, Inc. File Number: 2710797**	**Cc:**	

Attached are the Amended Articles of Incorporation for Fun Cosmetics, Inc. – File Number 2710797.

Please apply credits from the Franchise Tax Account for all filing fees.

If you need any additional information, please contact me anytime at (310) 402-7676.

Sincerely,

Randy Drew

Randy Drew

EXPEDITE SAME DAY

To: DE SOS Page 3 of 4 2005-08-29 15:13:51 (GMT) Randy Drew From: Lenka Danoff

State of Delaware - Division of Corporations

DOCUMENT FILING SHEET - Fax# 302/739-3812

Priority 1 (One hr)	Priority 2 (Two Hr.)	Priority 3 (Same Day)	Priority 4 (24 Hour)	Priority 7 (Reg. Work)
		XXXXX XXXXX		

SUBMITTER'S INFORMATION

Company/Firm or Individual's Name: Randy Drew
Return Address: 2919 Grand Canal
City – State - Zip: Venice, CA 90291
Attention: Randy Drew
Phone#: 310-402-7676 Fax#: 310-861-8942
E-mail address: randydrew@radvisors.com
Account Number: 2710797
(to be used when charging a Depository Acct.)

DO NOT WRITE IN THIS SPACE

DOCUMENT FILING REQUEST INFORMATION

Name of Company/Entity: Fun Cosmetics, Inc.
File Number: 2710797 Reservation Number: ____
Type of Document: Certificate of Amendment of Articles of Incorporation
Check if document is:
Changing Name: X Changing Registered Agent: ____ Changing Stock: X

OTHER DOCUMENT FILING INFORMATION

# of Certified Copies returned: 1
Other requests: Same Day
Check #____ Total $ enclosed ____

METHOD OF RETURN

____ Messenger/Pick up
X Express Service Delivery Fed-x
Acct# 301757603
____ Regular Mail
____ Other ____

CREDIT CARD INFORMATION Card Type
(Visa, MasterCard or Discover Card Only)

____-____-____-____

Expiration Date - ____/____ Sec. Code____
Signature ____

COMMENTS/FILING INSTRUCTIONS

1. SAME DAY EXPEDITE
2. RETURN VIA FEDEX
3. ALL FILING FEES FROM TAX ACCOUNT

INSTRUCTIONS

1. Visit www.state.de.us/corp/forms.htm for complete instructions on how to properly complete this memo.
2. Fully shade in the required Priority Square using a dark pencil or marker, staying within the square.
3. Each request must be submitted as a separate item, with its own Filing Sheet as the FIRST PAGE.

To: DE SOS Pape 4 of 4 2005 - 08 - Z9 15:13:51 (G MT) STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION Fun Cosmetics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law (the “GCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY: FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting for the proposed amendments are as follows: RESOLVED, that the Certificate of Incorporation of this Corporate be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows: “The name of the Corporation is Grand Canal Entertainment, Inc.” RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows: The aggregate number of shares of stock which the Company shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of common stock, having a par value of $.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, have a par value of $.01 per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more senes. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and by filing a statement pursuant to Article 151 of the GCL, to establish from time to time the number of shares in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualification, limitations and restrictions thereof, including without limitation, the following: (a) the number of shares constituting that series and the distinctive designation of that series; (b) the dividend rate of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversi9on rate in such events as the Board of Directors shall determine; (e) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemptions, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and relative rights of priority, if any, or payment of such shares of that series; (b) any other relative rights, preferences and limitations of that series.” That the capital of said Corporation shall not be reduced under or by reason of said amendments. SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments. THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Laws of the State of Delaware. IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Randy Drew, an Authorized Officer this 29“ day of August, 2005. By: Randy e Secretary Randy Drew From: Lenka Danoff